
COMBINED PRO FORMA STATEMENTS OF INCOME (1)          U S WEST, INC.
(UNAUDITED)
                        Quarter Ended          Nine Months Ended
                        September 30,    %       September 30,   %
In millions             1998    1997   Change   1998    1997   Change
--------------------- ------- -------  -------------- -------  ------

OPERATING REVENUES
 Local service       $1,398  $  1,314    6.4 $4,117  $  3,739   10.1
 Interstate access      693       663    4.5  2,102     2,028    3.6
 Intrastate access      208       208     -     616       608    1.3
 Long-distance
  network               199       231  (13.9)   595       721  (17.5)
 Directory services     315       296    6.4    935       879    6.4
 Other services         299       248   20.6    809       682   18.6
                      ----------------        ----------------
Total operating rev.  3,112     2,960    5.1  9,174     8,657    6.0
                      ----------------        ----------------
OPERATING EXPENSES
 Employee-related     1,104     1,018    8.4  3,179     2,915    9.1
 Other operating        567       539    5.2  1,798     1,517   18.5
 Taxes other than
  income taxes           84       106  (20.8)   274       320  (14.4)
 Depreciation & amort   558       541    3.1  1,625     1,616    0.6
                      ----------------        ----------------
Total operating exp.  2,313     2,204    4.9  6,876     6,368    8.0
                      ----------------        ----------------

Operating income        799       756    5.7  2,298     2,289    0.4

Interest expense        172       165    4.2    495       500   (1.0)
Gains on sales of rural
 telephone exchanges      -        30     -       -        77     -
Other expense            19        12   58.3     77        51   51.0
                      ----------------        ----------------
Income before income
 taxes and extra-
 ordinary item          608       609   (0.2) 1,726     1,815   (4.9)

Income tax provision    229       226    1.3    658       677   (2.8)
                      ----------------        ----------------
Income before
 extraordinary item     379       383   (1.0) 1,068     1,138   (6.2)

Extraordinary Item:
 Early extinguishment
 of debt - net of tax     -        (3)    -       -        (3)    -
                      ----------------        ----------------
PRO FORMA
 NET INCOME          $  379  $    380   (0.3)$1,068  $  1,135   (5.9)
                      ================        ================




                                  5



COMBINED PRO FORMA STATEMENTS OF INCOME, (1)         U S WEST, INC.
CONTINUED (UNAUDITED)
                        Quarter Ended          Nine Months Ended
In millions, except     September 30,    %       September 30,   %
per share amounts       1998    1997   Change   1998    1997   Change
--------------------- ------- -------  -------------- -------  ------

Pro forma basic
 average shares
 outstanding          501.8     499.6    0.4    501.5     498.7    0.6
                      ================          ================

Pro forma basic earnings per share:
Income before
 extraordinary item  $ 0.76  $   0.77   (1.3)  $ 2.13  $   2.28   (6.6)
Extraordinary item:
 Early extinguishment
 of debt                  -     (0.01)    -        -     (0.01)    -
                      ------- -------           ------- -------
Pro forma basic
 earnings per share  $ 0.76  $   0.76     -    $ 2.13  $   2.28 # (6.6)
                      ================          ================

Pro forma diluted
 average shares
 outstanding          505.9     507.7   (0.4)   505.7     508.9   (0.6)
                      ================          ================

Pro forma diluted earnings per share:
Income before
 extraordinary item  $ 0.75  $   0.76   (1.3)  $ 2.11  $   2.25   (6.2)
Extraordinary item:
 Early extinguishment
 of debt                  -     (0.01)    -        -     (0.01)    -
                      ------- -------           ------- -------
Pro forma diluted
 earnings per share  $ 0.75  $   0.75     -    $ 2.11  $   2.25 # (6.2)
                      ================          ================

<F1>
(1) The separation of U S WEST, Inc. ("Old U S WEST") into two independent companies, U S WEST, Inc. ("New U S WEST") and MediaOne Group, Inc.,(the "Separation") occurred on June 12, 1998 (the "Separation Date"). The pro forma results for the nine months ended September 30, 1998 and for the three and nine months ended September 30, 1997 give effect to the Separation, including the assumption of indebtedness and the issuance of shares in connection with the Dex transaction, as if the Separation had been consummated as of the beginning of the periods indicated.
<F2>
# Amount does not foot due to rounding of the individual components.

                                 6